Exhibit 21

Subsidiaries of the Company:

▪	Papa John’s USA, Inc., a Kentucky corporation
▪	PJ Food Service, Inc., a Kentucky corporation
▪	Trans Papa Logistics, Inc., a Kentucky corporation
▪	Preferred Marketing Solutions, Inc., a Kentucky corporation
▪	Risk Services Corp., a Kentucky corporation
▪	Capital Delivery, Ltd., a Kentucky corporation
▪	RSC Insurance Services Ltd., a Bermuda corporation
▪	DEPZZA, Inc., a Delaware corporation
▪	Colonel’s Limited, LLC, a Virginia limited liability company
▪	PJ Holdings, LLC, a Delaware limited liability company
▪	Star Papa, LP, a Delaware limited partnership company
▪	Papa John’s Pizza, Ltd., a United Kingdom corporation
▪	Papa John’s (GB) Holdings Ltd., a United Kingdom corporation
▪	Papa John’s (GB), Ltd., a United Kingdom corporation
▪	Papa John’s Mexico, Inc., a Delaware corporation
▪	Papa John’s Capital, SRL de CV, a Mexican corporation
▪	Equipo Papa John’s, SRL de CV, a Mexican corporation
▪	Papa John’s EUM, SRL de CV, a Mexican corporation
▪	PJ Mexico Franchising SRL de CV, a Mexican corporation
▪	Papa John’s China, LLC, a Delaware limited liability company
▪	Papa John’s Beijing Co., Ltd., a Chinese corporation
▪	PJ Minnesota, LLC, a Delaware limited liability company
▪	PJ Denver, LLC, a Delaware limited liability company